EXHIBIT 1

JOINT FILING AGREEMENT BETWEEN EMERSON PARTNERS AND J. STEVEN EMERSON

WHEREAS, in accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended (the "Act"), only one joint statement and any amendments thereto need to be filed whenever one or more persons are required to file such a statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement or amendments thereto is filed on behalf of each of them;

NOW, THEREFORE, the parties hereto agree as follows:

EMERSON PARTNERS AND J. STEVEN EMERSON hereby agree, in accordance with Rule 13d-1(k) under the Act, (a) to file a statement on Schedule 13G, or any amendment thereto, relating to their ownership of the Common Stock of Programmer's Paradise, Inc., the Issuer, (b) that said statement or amendment shall be filed on behalf of each of them and (c) that this Joint Filing Agreement be included as an amendment to such statement or amendment.

EMERSON PARTNERS

Date: November 17, 2005	By: /s/ J. Steven Emerson
Name: J. Steven Emerson Title: Designated Trader

J. STEVEN EMERSON

Date: November 17, 2005	By: /s/ J. Steven Emerson
J. Steven Emerson